UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2014

DEVELOPMENT CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-54566	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9190 West Olympic Blvd., Suite 200, Beverly Hills, CA, 90212
(Address of principal executive offices, including zip code)

(888) 415-7758
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

1.01

Entry into a Material Definitive Agreement

On July 29, 2014, the registrant Development Capital Group, Inc. (the “Company”) entered into a separation agreement (“Separation Agreement”, attached hereto as Exhibit 10) with its president and director Joseph Ricard, along with his affiliated entities Plum Investors, LLC and Tunebash, Inc., whereby (i) Mr. Ricard resigned as a director and president of the Company, (ii) the consulting agreement with Plum Investors, LLC, dated August 1, 2013, for payment to Mr. Ricard as our president was terminated without liability to the Company, and any amounts owing to Mr. Ricard under the consulting agreement were waived, (iii) the convertible note held by the Company from Tunebash, Inc, was terminated without liability to Tunebash, Inc. and any amounts owed to the Company under such convertible note were waived, and (iv) the Compapy transferred all assets and intellectual property rights in connection with “Realty Valuator” to Mr. Ricard.

1.02

Termination of a Material Definitive Agreement

See Item 1.01 above. On July 29, 2014, the Company and Plum Investors, LLC terminated the consulting agreement between the parties dated August 1, 2013.

5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014, Andrew Fleischer resigned as the Company’s Chief Financial Officer and member of the Company’s Board of Directors.

On July 29, 2014, Joseph Ricard, pursuant to the terms of the Settlement Agreement discussed above in Item 1, resigned as the Company’s President and member of the Company’s Board of Directors.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

10	Separation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Shahbod Rastegar
Shahbod Rastegar Chief Executive Officer

Dated: July 30, 2014